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               EMPLOYMENT AGREEMENT made and effective as of October 10, 1996,
(the "Effective Date"), between TIME WARNER INC., a Delaware corporation (the "Company"), and R.E. Turner III (the "Executive").

               This Agreement is being entered into pursuant to the provisions of the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995, as amended on August 8, 1996 (the "Merger Agreement"), among Time Warner Inc., Turner Broadcasting System, Inc. ("TBS"), the Company, Time Warner Acquisition Corp. and TW Acquisition Corp., pursuant to which, among other things, TBS became a wholly owned subsidiary of the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger").

               Pursuant to the Merger Agreement, the Company wishes to secure the services of the Executive for the period to and including December 31, 2001 (the "Term Date") on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:

               1. Term of Employment. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on the Term Date, subject, however, to the terms and conditions set forth in this Agreement.

               2. Employment. During the term of employment, the Company shall employ the Executive, and the Executive shall serve, as Vice Chairman of the Company and Chief Executive Officer of the Company's newly created Video Division (the "Video Division"). The Video Division shall consist of (i) TBS, including all of the businesses conducted by TBS and its subsidiaries at the time of the Merger, and any business thereafter conducted by TBS and its subsidiaries, (ii) the businesses conducted from time to time by the Home Box Office division of Time Warner Entertainment Company, L.P., including all such businesses so conducted at the time of the Merger, (iii) the Company's interest in Court TV, and (iv) subject only







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to contractual obligations of the Company and its subsidiaries existing at
September 22, 1995, substantially all other nationally distributed cable networks and nationally distributed cable programming services operated from time to time by the Company or its subsidiaries or controlled affiliates. The Executive shall have responsibility for the direction and supervision of the Video Division with all of the authority, duties, functions and powers appropriate and customary to discharge such responsibility. The Chief Operating Officer of the Video Division shall be selected by the Company's Chairman of the Board subject to the consent of the Executive, which consent shall not be unreasonably withheld. In addition, the Executive shall be invited to participate in all meetings of the chief executive officers of the divisions of the Company held during the term of employment and shall have such other authority, functions, duties, powers and responsibilities as the Board of Directors or the Chief Executive Officer of the Company may from time to time delegate to the Executive in addition thereto, consistent with the terms hereof and his status as Vice Chairman of the Company and Chief Executive Officer of the Video Division. The Executive shall, subject to his election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries and as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which he may be elected from time to time. So long as the Executive is employed by the Company pursuant to the terms of this Agreement and subject to the Company's obligations under the provisions of the Investors Agreement No. 1 dated as of October 10, 1996 between the Company, the Executive and Turner Outdoor, Inc., the Company shall include the Executive in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire and shall use its best efforts to cause the Executive to be elected a member of its Board of Directors at each such meeting.

               During the term of employment, (i) the Executive shall report only to the Company's Board of Directors and its Chief Executive Officer, (ii) the Executive shall have no other employment and, without the prior written consent of the Chief Executive Officer of the Company, no outside business activities which require the devotion of substantial amounts of







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               the Executive's time; provided, however, that the Executive's engaging in bison raising, the ownership and operation of ranch properties and other real estate, the management of the Executive's investments, including without limitation, the operation of venture capital or investment funds or partnerships that are owned primarily by the Executive and/or members of his family and activities on behalf of not-for-profit and charitable organizations or foundations shall not be deemed a breach of this Section 2, and (iii) the place for the performance of the Executive's services shall be the principal executive offices of TBS in the Atlanta, Georgia metropolitan area, subject to such reasonable travel as may be appropriate or required in the performance of the Executive's duties in the business of the Company, including without limitation, regular trips to the Company's headquarters in New York City. The foregoing shall be subject to the Company's policies, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent the Executive from devoting such time to his personal affairs as he devoted to such affairs while serving as Chairman, Chief Executive Officer and President of TBS prior to the Merger; provided, however, that the Executive shall in any event comply with the provisions of Sections 9 and 10 and any Company policies in effect from time to time on conflicts of interest.

               3.  Compensation.

                   3.1 Base Salary. The Company shall pay or cause to be paid to the Executive a base salary of not less than $700,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment and upon each such increase the term "Base Salary" shall mean such increased amount. The Company shall consider an increase in the Executive's Base Salary each time it increases the Base Salary of its Chief Executive Officer. Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's then current practices and policies with respect to senior executives. For the purposes of this Agreement "senior executives" shall mean the executive officers of the Company.






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                   3.2 Bonus. In addition to Base Salary, the Executive shall be entitled to receive during the term of employment an annual cash bonus based on the performance of the Company and of the Executive. The Executive's annual bonus will be targeted at 90% of the annual bonus received by the Company's
Chief Executive Officer, however, the actual amount of the Executive's bonus for all periods commencing on or after January 1, 1997, shall be determined by the Compensation Committee of the Company's Board of Directors in accordance with the provisions of the Company's Annual Bonus Plan for Executive Officers. Such determination with respect to the amount, if any, of annual bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as specifically provided otherwise in this Agreement. If the Executive is not employed hereunder for a full fiscal year, the bonus provided for herein shall be prorated based upon the number of full or partial months of actual employment during such year. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to senior executives.

                   3.3 Deferred Compensation. In addition to Base Salary and bonus as set forth in Sections 3.1 and 3.2, the Executive shall be credited with deferred compensation which shall be determined and paid out as provided in this Agreement, including Annex A hereto. Subject to the provisions of Sec tion A.7 of Annex A, during the term of employment, the Company shall credit to a special account maintained on the Company's books for the Executive (the "Account"), monthly, an amount equal to 50% of one-twelfth of the Executive's then current Base Salary. If a lump sum payment is made pursuant to Section 4.2.2 or 4.2.3, the Company shall credit to the Account at the time of such payment an amount equal to 50% of the Base Salary portion of such lump sum payment. The Account shall be maintained by the Company in accordance with the terms of this Agreement, including Annex A, until the full amount which the Executive is entitled to receive therefrom has been paid in full.

                   3.4 Deferred Bonus. In addition to any other deferred bonus plan in which the Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company at least 15 days prior to the






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                                                                               5


commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate, to defer payment of and to have the Company credit to the Account all or any portion of the Executive's bonus for such year. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment. Notwithstanding the foregoing, the Executive hereby elects to defer payment of and have the Company credit to the Account 100% of the annual bonus payable to the Executive with respect to the period beginning on the Effective Date and ending on December 31, 1996.

                   3.5 Reimbursement. The Company shall pay or reimburse the Executive for all reasonable travel (including use of the Executive's personal means of transportation), entertainment and other business expenses actually incurred or paid by the Executive during the term of employment in the performance of his services under this Agreement provided such expenses are incurred or paid in accordance with the Company's then current practices and policies with respect to senior executives of the Company and upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

                   3.6 No Anticipatory Assignments. Except as specifically contemplated in Section 12.8 or under the life insurance policies and benefit plans referred to in Sections 7 and 8, respectively, neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or any corporation, partnership, trust or other entity ("Entity") any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

                   3.7 Indemnification. The Executive shall be entitled throughout the term of employment in his capacity as an officer or director of the Company or any of its subsidiaries or a member of the Board of Representatives or other governing body of any partnership or joint venture in which the Company has an equity interest (and after the term of








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                                                                               6


employment, to the extent relating to his service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive. In addition, if at any time during the term of employment the Company generally provides indemnification agreements to its other directors or executive officers, the Company shall provide a substantially similar agreement to the Executive.

               4.  Termination.

                   4.1 Termination for Cause. The Company may terminate the term of employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, only for "cause" and only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Company's Board of Directors, or a committee thereof, because of the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Executive's material breach of any of the covenants provided for in Section 9. Such termination shall be effected by written notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of (x) the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement or (y) the Executive's breach of any of the covenants in Sections 9.1.2 or 9.1.3 or the Executive's inadvertent breach of any limitation contained in Section 9.2 relating to the acquisition or ownership of an interest in any Entity, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Executive under this Section 4.1, and (iii) within 15 days following the date of









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                                                                               7


such notice the Executive shall (x) cease his refusal and shall use his best efforts to perform such obligations or (y) cure such breach, as applicable, the termination shall not be effective.

                   In the event of such termination by the Company for cause in accordance with the foregoing procedures, without prejudice to any other rights or remedies that the Company may have at law or in equity, except as set forth in the last sentence of this Section 4.1, the Executive shall have no further obligation to the Company under this Agreement and the Company shall have no further obligations to the Executive under this Agreement other than (i) to pay Base Salary and make credits of deferred compensation to the Account accrued through the effective date of termination (including but not limited to pursuant to Section 3.4),(ii) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination and (iii) with respect to any rights the Executive has in respect of amounts credited to the Account or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of the Executive or the Company's senior executives. The Executive hereby disclaims any right to receive a pro rata portion of the Executive's annual bonus with respect to the year in which such termination occurs. The last sentence of Section 3.3, the provisions of Section
3.5 with respect to expenses incurred prior to such termination and the provisions of Sections 3.7, 8.2, 8.3 and 9 through 12 and Annex A shall survive any termination pursuant to this Section 4.1.


                   4.2 Termination by Executive for Material Breach by the Company and Wrongful Termination by the Company. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, the Executive shall have the right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company shall be in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, the term of employment shall not so terminate if such notice is the first such notice of termination delivered by the









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                                                                               8

Executive pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches of its obligations under this Agreement. A material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to retain any titles specified in the first two sentences of Section 2; (ii) the Executive being required to report to persons other than those specified in Section 2; (iii) the Company violating the provisions of Section 2 with respect to the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); (iv) the Company requiring the Executive's primary services to be rendered at a place other than at the principal executive offices of TBS in the Atlanta, Georgia metropolitan area; and (v) the Company failing to cause any successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

                   In the event of a termination pursuant to the preceding paragraph of this Section 4.2, or in the event of a termination of this Agreement or the term of employment by the Company in breach of this Agreement,(A) the Executive shall cease being an employee of the Company and shall be entitled to receive a lump sum payment as provided in Section 4.2.2; provided, however, that (B) the Executive may elect by delivery of written notice to the Company prior to the date written notice of such termination is given by the Executive pursuant to the preceding paragraph of this Section 4.2 or any time prior to 10 days after written notice of such termination is given by the Company in breach of this Agreement, to remain an employee of the Company as provided in Section 4.2.3.

                       4.2.1 Regardless of whether the election set forth in clause (B) of Section 4.2 is made by the Executive, (i) after the effective date of such termination, the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Section 4.4 and Sections 6 through 12 shall survive such termination, and (ii) the Executive shall be entitled to receive (A) any earned and unpaid Base Salary and deferred compensation accrued through the Termination Date, (B) any annual bonus pursuant to Section 3.2 in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such








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                                                                               9

annual bonus has been determined but not yet paid as of the Termination Date and
(C) a pro rata portion of the Executive's annual bonus for the year in which such termination occurs through the date of such termination based on the average annual bonus received by the Executive from the Company for the two fiscal years immediately preceding the year of termination (or the prior year's annual bonus, if only one annual bonus has been received by the Executive, or an amount equal to 90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive), all or a portion of which pro rata bonus will be credited to the Account if the Executive previously elected to defer all or any portion of the Executive's bonus for such year pursuant to Section 3.4.

                       4.2.2 In the event the Executive shall not have made the election provided in clause (B) of Section 4.2 above, the Company shall pay to the Executive as damages in a lump sum within 30 days thereafter an amount (discounted as provided in the immediately following sentence) equal to all amounts otherwise payable pursuant to Sections 3.1, 3.2 and 3.3 for the year or part thereof in which such termination occurs and for each subsequent year through and including the Term Date (assuming that annual bonuses are required to be paid for each such year (or portion thereof, in which case a pro rata portion of such bonus shall be payable), with each such annual bonus being equal to the average annual bonus received by the Executive from the Company for the two fiscal years immediately preceding the year of termination (or the prior year's annual bonus, if only one annual bonus has been received by the Executive, or an amount equal to 90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive), assuming that no portion of such bonus is deferred pursuant to Section 3.4). Any payments required to be made to the Executive pursuant to this Section 4.2.2 upon such termination in respect of Sections 3.1 and 3.2 and the credit to the Account provided for in the penultimate sentence of Section 3.3 shall be discounted to present value as of the date of payment from the times at which such amounts would have become payable absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986 (the "Code")), in effect on the date of such








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                                                                              10

termination, compounded semi-annually, the use of which rate is hereby elected by the parties hereto pursuant to Treas. Reg. ss.1.280G-1 Q/A 32 (provided that, in the event such election is not permitted under Section 280G of the Code and the regulations thereunder, such other rate determined as of such other date as is applicable for determining present value under Section 280G of the Code shall be used).

                       4.2.3 In the event the Executive shall have made the election provided in clause (B) of Section 4.2 above, the term of employment shall continue and the Executive shall remain an employee of the Company until the Term Date and during such period the Executive shall be entitled to receive, whether or not he becomes disabled during such period but subject to Section 6,
(a) Base Salary at an annual rate equal to his Base Salary in effect immediately prior to the date of the notice of termination, (b) an annual bonus (all or a portion of which may be deferred by the Executive pursuant to Section 3.4) in respect of each calendar year or portion thereof (in which case a pro rata portion of such annual bonus will be payable) during such period equal to the average annual bonus received by the Executive from the Company for the two years immediately preceding the year in which the notice of termination is given (or the prior year's annual bonus if only one annual bonus has been received by the Executive, or an amount equal to 90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive), and (c) deferred compensation as provided in Section 3.3. Except as provided in the next sentence, if the Executive accepts full-time employment with any other Entity during such period or notifies the Company in writing of his intention to terminate his status as an employee during such period, then the term of employment shall end and the Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and the Executive shall be entitled to receive as damages in a lump sum within 30 days after such commencement or such effective date an amount (discounted as provided in the second sentence of Section 4.2.2) for the balance of the Base Salary, deferred compensation (which shall be credited to the Account as provided in the penultimate sentence of Section 3.3) and regular annual bonuses (assuming no deferral pursuant to








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Section 3.4) the Executive would have been entitled to receive pursuant to this
Section 4.2.3 had the Executive remained on the Company's payroll until the Term Date. Notwithstanding the preceding sentence, if the Executive accepts employment with any not-for-profit or charitable organization or foundation, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.3; and if the Executive accepts full-time employment with any affiliate of the Company, then the payments provided for in this Section 4.2.3 and the term of employment shall cease and the Executive shall not be entitled to any such lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any Entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

                   4.3 Office Facilities. In the event the Executive shall make the election provided in clause (B) of Section 4.2, then for the period beginning on the day the Executive makes such election and ending one year thereafter, the Company shall, without charge to the Executive, make available to the Executive office space at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of the Executive's position and responsibilities prior to such termination of employment.

                   4.4 Mitigation. In the event of termination of the term of employment by the Executive pursuant to Section 4.2 as a result of a material breach by the Company of any of its obligations hereunder, or in the event of termination of the term of employment by the Company in breach of this Agreement, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder; provided, however, that, notwithstanding the foregoing, if there are any damages hereunder by reason of the events of termination described above which are "contingent on a change" (within the meaning of Section 280G(b)(2)(A)(i) of the Code), the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Company from losing any tax deductions to which it otherwise would be entitled in









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connection with such damages if they were not so "contingent on a change". With respect to the preceding sentence, any payments or rights to which the Executive is entitled by reason of the termination of the term of employment by the Executive pursuant to Section 4.2 or in the event of the termination of the term of employment by the Company in breach of this Agreement shall be considered as damages hereunder. Any obligation of the Executive to mitigate his damages pursuant to this Section 4.4 shall not be a defense or offset to the Company's obligation to pay the Executive in full the amounts provided in Section 4.2.2 or 4.2.3, at the time provided therein or the timely and full performance of any of the Company's other obligations under this Agreement.

                   4.5 Payments. So long as the Executive remains on the payroll of the Company or any subsidiary of the Company, payments of salary, deferred compensation and bonus required to be made pursuant to Section 4.2 shall be made at the same times as such payments are made to senior executives of the Company or such subsidiary

                   4.6 Termination by the Executive Without Cause. If the term of employment has not previously been terminated pursuant to any other provision of this Agreement, the Executive may terminate the term of employment and all of his obligations hereunder on 90 days prior written notice to the Company. In the event of such termination, the Company shall have no further obligations to the Executive other than (i) to pay Base Salary and make credits of deferred compensation to the Account accrued through the effective date of termination,
(ii) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination, (iii) to pay the Executive a pro rata annual bonus for the portion of the year in which such termination occurs based on the average annual bonus received by the Executive from the Company for the two fiscal years immediately preceding the year of termination (or the prior year's annual bonus, if only one annual bonus has been received by the Executive), or an amount equal to 90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive, all or a portion of which pro rata bonus will be







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credited to the Account if the Executive previously elected to defer all or any portion of the Executive's bonus for such year pursuant to Section 3.4 and (iv) with respect to any rights the Executive has in respect of amounts credited to the Account or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of the Executive or the Company's Senior executives. The last sentence of Section 3.3, the provisions of Section
3.5 with respect to expenses incurred prior to such termination and the provisions of Sections 3.7, 8.2, 8.3 and 9 through 12 and Annex A shall survive any termination pursuant to this Section 4.6.


               5. Disability. If during the term of employment and prior to any termination of the term of employment or of this Agreement under Section 4.2, the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay the Executive his full compensation and continue to credit the Account, when otherwise due, as provided in Section 3 and Annex A, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive a pro rata bonus through the Disability Date for the year in which the Disability Date occurs in an amount equal to the average annual bonus received by the Executive from the Company for the two years immediately preceding the year in which the notice of termination is given, or the prior year's annual bonus if only one annual bonus has been received by the Executive, or an amount equal to 90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive and shall pay the Executive disability benefits until the Term Date (the "Disability Period"), in an amount equal to 75% of (a) the Executive's Base Salary at the time the Executive becomes disabled (and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited to his Account pursuant to Section 3.3 and Annex A as









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further disability benefits) and (b) the average of the annual bonuses in respect of the two calendar years for which the annual bonus received by the Executive from the Company was the greatest (or if only two annual bonuses have been received by the Executive, the average of such bonuses or the prior year's annual bonus if only one annual bonus has been received, or an amount equal to 90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive), all or a portion of which may be deferred by the Executive pursuant to Section
3.4. If during the Disability Period the Executive shall fully recover from his disability, the Company shall have the right (exercisable within 60 days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. If the Company elects to restore the Executive to full-time service, then this Agreement shall continue in full force and effect in all respects and the Term Date shall not be extended by virtue of the occurrence of the Disability Period. If the Company elects not to restore the Executive to full-time service, the Executive shall be entitled to obtain other employment, subject, however, to the following: (i) the Executive shall be obligated to perform advisory services during any balance of the Disability Period, unless he is rendering the services described in clause
(iii) below; (ii) the provisions of Sections 9.1, 9.3 and 10 shall continue to apply to the Executive during the Disability Period; and (iii) if the Executive renders any services to any persons that are in competition with the Company or any of its subsidiaries or affiliates (which, notwithstanding Section 9.2, the parties agree the Executive shall be permitted to do if the Company elects not to restore the Executive to full-time service, as described above), the total cash salary and bonus received in connection therewith, whether paid to the Executive or deferred for his benefit, prior to the last day of the Disability Period, shall reduce, pro tanto, any amount that the Company would otherwise be required to pay to him hereunder. The advisory services referred to in clause
(i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Chief Executive Officer of the Company but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to







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both parties. Subject to clause (iii) of the second preceding sentence, any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement. The Company shall be entitled to deduct from all payments to be made to the Executive during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by the Executive during the Disability Period from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this
Section 5, the term of employment shall continue during the Disability Period and the Executive shall be entitled to all of the rights and benefits provided for in this Agreement except that, Section 4.2 shall not apply during the Disability Period and the term of employment shall end and the Executive shall cease to be an employee of the Company at the end of the Disability Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.

               6. Death. Upon the death of the Executive during the term of employment, this Agreement and all obligations of the Company to make any payments under Sections 3, 4 and 5 shall terminate except that (i) the Executive's estate (or a designated beneficiary) shall be entitled to receive, to the extent being received by the Executive immediately prior to his death, Base Salary and deferred compensation to the last day of the month in which his death occurs and bonus compensation (at the time bonuses are normally paid) based on the average of the annual bonuses in respect of the three years for which the annual bonus received by the Executive from the Company was the greatest (or if only two annual bonuses have been received, the average of such bonuses or the prior year's annual bonus if only one annual bonus has been received, or an amount equal to









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                                                                              16

90 percent of the annual bonus earned by the Company's Chief Executive Officer with respect to 1995, if no annual bonus has been received by the Executive), but prorated according to the number of whole or partial months the Executive was employed by the Company in such calendar year, and (ii) the Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.6 of Annex A) shall be paid to the Executive's estate (or a designated beneficiary) in a single payment not later than 75 days following such date of death.

               7. Life Insurance. Subject to the Executive's satisfactory completion of any applications and other documentation and any physical examination that may be required by the insurer, the Company shall obtain $6,000,000 face amount of split ownership, whole or universal life insurance on the life of the Executive, to be owned by the Executive or the trustees of a trust for the benefit of the Executive's spouse and/or descendants. The Executive shall use reasonable efforts to fulfill all requirements necessary to obtain such insurance. Until the death of the Executive, and irrespective of any termination of this Agreement except pursuant to Section 4.1, the Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage). At the death of the Executive, or on the earlier surrender of such policy by the owner, the Executive agrees that the owner of the policy shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by or on behalf of the Executive with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on the life of the Executive, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement. The owner of the policy from time to time shall execute, deliver and maintain a customary split dollar insurance and collateral assignment form, assigning to the Company the proceeds of such policy









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                                                                              17

but only to the extent necessary to secure the reimbursement obligation contained in the preceding sentence. The life insurance provided for in this
Section 7 shall be in addition to any other insurance hereafter provided by the Company on the life of the Executive under any group policy.

               8.  Other Benefits.

                   8.1 General Availability. To the extent that (a) the Executive is eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as the Executive is an employee of the Company, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, the Executive shall be entitled during the term of employment and so long as the Executive is an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent the Executive is eligi ble under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

                   8.2 Stock Options. The Compensation Committee of the Board of Directors (the "Committee") has approved the Company's commitment to grant to the Executive options to purchase shares of the Company's Common Stock in the amounts and at the times and in accordance with the other provisions set forth in Annex B attached hereto (the "Contract Options"), subject to the execution of this Agreement by the Executive. All Contract Options granted to the Executive shall be subject to substantially the same terms and conditions as options granted to other senior executives of the Company, except as otherwise provided herein or in Annex B. The Executive shall be eligible to receive grants of stock options in addition to the Contract Options in the discretion of the Committee.







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                                                                              18


                   8.3 Benefits After a Termination or Disability. During the period the Executive remains on the payroll of the Company after a termination pursuant to Section 4.2 and during the Disability Period the Executive shall continue to be eligible to receive the benefits required to be provided to the Executive under Section 8.1 to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, that except with respect to the Contract Options, the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. The Executive shall continue to be an employee of the Company for purposes of any stock option and restricted shares agreements and any other incentive plan awards during the term of employment and until such time as the Executive shall leave the payroll of the Company. At the time the Executive's term of employment with the Company terminates and he leaves the payroll of the Company pursuant to the provisions of Section 4.1, 4.2, 4.6, 5 or 6, the Executive's rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined, subject to the other terms and provisions of this Agreement, in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or the provisions of any plan or agreement, all stock options granted to the Executive by the Company shall become immediately exercisable at the time the Executive shall leave the payroll of the Company pursuant to Section 4.2.

                   8.4 Payments in Lieu of Other Benefits. In the event the term of employment and the Executive's employment with the Company is terminated pursuant to Sections 4.1, 4.2, 5 or 6 (and regardless of whether the Executive elects (B) as provided in Section 4.2), the Executive shall not be entitled to notice and severance or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such Sections being in lieu thereof.








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                                                                              19



               9. Protection of Confidential Information; Non- Compete. The provisions of Section 9.2 shall apply from the Effective Date through the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason. Except as otherwise provided therein, the provisions of Sections 9.1 and 9.3 shall apply from the Effective Date to the date that is three years after the event described in the preceding sentence.

                   9.1 Confidentiality Covenant. The Executive acknowledges that his employment by the Company (which, for purposes of this Section 9 shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other Entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

                       9.1.1 The Executive shall keep secret all material confidential matters of the Company and shall not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process;







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                                                                              20


                       9.1.2 At the Company's request and expense, the Executive shall deliver promptly to the Company, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; and

                       9.1.3 If the term of employment is terminated pursuant to
Section 4.1 or 4.2, or ends as scheduled on the Term Date, for a period of one year after such termina tion, without the prior written consent of the Company, the Executive shall not solicit the employment of, and shall not cause any Entity of which he is an affiliate to solicit the employment of, any person who was a full-time executive employee of the Company at the date of such termination or within six months prior thereto. The parties agree that the restrictions set forth in the immediately preceding sentence shall not apply to any solicitation directed by the Executive at the public in general in publications available to the public in general or any contact which Executive can demonstrate was initiated by such employee.

                   9.2 Non-Compete. The Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer of the Company, render any services to any person or Entity or acquire any interest of any type in any Entity, that is in competition with the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from
(a) acquiring, solely as an investment and through market purchases, securities of any Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such Entity and such securities, if converted, do not constitute more than three percent (3%) of the outstanding voting power of that Entity, (b) acquiring, solely as an investment, any securities of an Entity (other than an Entity that has outstanding securities covered by the preceding clause (a)) so long as he remains a passive investor in such Entity and does not become part of any control group thereof and so long as such Entity is not, directly or through subsidiaries, in competition with the Company, or
(c) serving as a director of any Entity that is not








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                                                                              21

in competition with the Company. For purposes of the foregoing, a person or Entity shall be deemed to be in competition with the Company if such person or Entity engages in any line of business that is substantially the same as any line of operating business which the Company engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct.

                   9.3 Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 9.1 or 9.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

               10. Ownership of Work Product. The Executive acknowledges that during the term of employment, he may conceive of, discover, invent or create inventions, improve ments, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not








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                                                                              22

assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof. The Company hereby agrees that the Executive shall have all rights and interest in any biographical or autobiographical materials concerning the Executive's life, which materials shall be owned by and belong exclusively to the Executive and with respect to which the Company shall have no interest or rights therein.

               11. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by overnight courier, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                   11.1 If to the Company:

                        Time Warner Inc.
                        75 Rockefeller Plaza
                        New York, New York 10019

                        Attention: Chief Executive Officer

                        (with a copy, similarly addressed
                        but Attention:  General Counsel)

                   11.2 If to the Executive, to his residence address set forth on the records of the Company.

               12.  General.

                   12.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                   12.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.







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                                                                              23


                   12.3 Entire Agreement. This Agreement, including Annexes A and B, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

                   12.4 No Other Representations. No representa tion, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                   12.5 Assignability. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to all or substantially all of the business and assets of the Company, whether by merger, purchase of stock or assets or otherwise. The Company shall cause such successor expressly to assume such obligations.

                   12.6 Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                   12.7 Legal Fees. In addition to any obligations the Company may have under Section 3.8, the Company shall promptly pay, upon demand by the Executive, all legal fees, court costs, fees of experts, and other costs and







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                                                                              24


expenses when incurred by the Executive arising in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceeding relating to this Agreement to which the Executive is or expects to become a party. Subject to any rights of the Executive under Section 3.8, if the Company or, if the Company is not a party to such litigation or proceeding, the party opposing the Executive, shall substantially prevail on the material issues involved in any such litigation or proceeding (but in no other case), then, after all rights of appeal have been exercised or lapsed, the Executive shall promptly repay to the Company all amounts previously paid to the Executive under this Section in respect of such litigation or proceeding, but without interest thereon.

                   12.8 Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                   12.9 No Conflict. The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

                   12.10 Withholding Taxes. Payments made to the Executive pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.









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25

                   12.11 No Offset. Neither the Company nor the Executive shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

                   12.12 Severability. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                   12.13 Definitions. The following terms are defined in this Agreement in the places indicated:

              Account - Section 3.3
              Account Retained Income - Section A.6 of Annex A affiliate - Section 4.2.3
              Applicable Tax Law - Section A.5 of Annex A
              Base Salary - Section 3.1
              cause - Section 4.1
              Code - Section 4.2.2
              Company - the first paragraph on page 1
                        and Section 9.1
              Contract Options - Section 8.2
              Disability Date - Section 5
              Disability Period - Section 5
              Effective Date - the first paragraph on page 1 eligible securities - Section A.1 of Annex A
              Entity - Section 3.6
              Executive - the first paragraph in page 1 fair market value - Section A.1 of Annex A
              Investment Advisor - Section A.1 of Annex A
              Other Period Deferred Amount - Section A.6 of Annex A Pay-Out Period - Section A.6 of Annex A senior executives - Section 3.1
              TBS - Section 2
              Term Date - the second paragraph on page 1
              term of employment - Section 1







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              Valuation Date - Section A.6 of Annex A
              Video Division - Section 2
              Work Product - Section 10



               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                            TIME WARNER INC.



                                                /s/ Gerald M. Levin
                                            By _________________________________


                                            /s/ R.E. Turner
                                            ____________________________________
                                            R.E. Turner III





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                                    ANNEX A

                          DEFERRED COMPENSATION ACCOUNT

               A.1 Investments. Funds credited to the Account, at the Company's option, shall either be actually invested and reinvested, or deemed invested and reinvested, in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be either actually purchased and sold, or deemed to have been purchased or sold, for the Account on the date of reference. Such purchases may be made or deemed to be made on margin; provided that the Company may, from time to time, by written notice to the Executive and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive and the Investment Advisor, cause all eligible securities theretofore purchased or deemed purchased on margin to be sold or deemed sold. The Investment Advisor shall notify the Executive in writing of each transaction within five business days thereafter and shall render to the Executive written monthly reports as to the current status of his Account. In the case of any purchase, the Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased or deemed to have been purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and







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                                                                             A-2


kind of securities so purchased or deemed to have been purchased. In the case of any sale, the Account shall be charged with the quantity and kind of securities sold or deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold or deemed to have been sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Company on the date of reference, the actual purchase or sale price per security to the Company or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Company as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Account, including determining the fair market value of such security. The Account shall be charged currently with all interest paid or deemed payable by the Account with respect to any credit extended or deemed extended to the Account. Such interest shall be charged to the Account, for margin purchases actually made, at the rates and times actually paid by the Account and, for margin purchases deemed to have been made, at the rates and times then charged by an investment banking firm designated by the Company with which the Company does significant business. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Account, for transactions actually made, at the rates and times actually paid and, for







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                                                                             A-3



transactions deemed to have been made, at the rates and times then charged for transactions of like size and kind by an investment banking firm designated by the Company with which the Company does significant business.

               A.2 Dividends and Interest. The Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held or deemed to be held therein. Dividends shall be credited as of the payment date. The Account shall similarly be credited with interest payable on interest bearing securities held or deemed to be held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Account.

               A.3 Adjustments. The Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held or deemed to be held therein.

               A.4 Obligation of the Company. The Company shall not be required to purchase, hold or dispose of any of the securities designated by the Investment Advisor; however, whether or not it elects to purchase or sell any such securities, such transactions shall be deemed to have been made and the Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, deemed payable by the Company and attributable to such transactions (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5), but no other costs of the Company. The only obligation of the Company is its contractual obligation to make payments








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                                                                             A-4



to the Executive measured as set forth below. To the extent that the Company, in its discretion, purchases or holds any of the securities designated by the Investment Advisor, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form part of the Account. Neither the Executive nor his legal representative nor any beneficiary designated by him shall have any right, other than the right of an unsecured general creditor, against the Company in respect of any portion of the Account.

               A.5 Taxes. The Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received or deemed to have been received by the Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are deemed to have been sold pursuant to Section A.1 or A.6. The Account shall be credited with the amount of the tax benefit received or deemed to be received by the Company as a result of any payment of interest actually made or deemed to be made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made or deemed to be made pursuant to Section A.1. If any of the sales of the securities which are deemed to have been sold pursuant to Section A.1 or A.6 results in a loss to the Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Account. For the purposes of this Section A.5, all charges and credits to the Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such








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                                                                             A-5


taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit or deemed tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Account for such year) shall be credited to the Account on the last day of such year. If and to the extent that any such net loss of the Account shall be utilized to determine a credit to the Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

               A.6 Payments. Subject to the provisions of Section A.7, payments of deferred compensation shall be made as provided in this Section A.6. Deferred compensation shall be paid monthly for a period of 60 months (the "Pay-Out Period") commencing on the first day of the month after the later of (i) the Term Date and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason. On each payment date, the Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held or deemed to be held in the Account shall be not less than the payment then due and the Company may select the securities to be sold or deemed sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of monthly payments during the Pay-Out Period, the Account shall be valued on the fifth trading day preceding the first monthly payment of each year of the Pay-Out Period, or more frequently at the Company's election (the "Valuation Date"), by adjusting all of the securities held or







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                                                                             A-5

deemed to be held in the Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company) and by deducting from the Account the amount of all outstanding indebtedness and all amounts with respect to which the Executive has elected pursuant to clause (ii) of Section A.7 to receive payments at times different from the time provided in this Section A.6 (the "Other Period Deferred Amount"). The extent, if any, by which the Account, valued as provided in the immediately preceding sentence (but not reduced by the Other Period Deferred Amount to the extent not theretofore distributed), exceeds the aggregate amount of credits to the Account pursuant to Sections 3.3 and 3.4 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Account (excluding the Other Period Deferred Amount), after all the securities held or deemed to have been held therein have been sold or deemed to have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held or deemed to have been held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

               If this Agreement is terminated by the Company pursuant to
Section 4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Account shall be valued as of the later of (i) the Term Date or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Account, after the securities held or deemed to have been held therein have been sold or deemed to have been sold and all related indebtedness liquidated, shall be paid to the







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                                                                             A-7


Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held or deemed to have been held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this Section A.6 shall be deemed made first out of Account Retained Income.

               If the Executive becomes disabled within the meaning of Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid monthly during the Pay-Out Period commencing on the first day of the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.6.

               If the Executive shall die at any time whether during or after the term of employment, the Account shall be valued as of the date of the Executive's death and the balance of the Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

               Within 90 days after the end of each taxable year of the Company in which payments have been made from the Account and at the time of the final payment from the Account, the Company shall compute and shall credit to the Account, the amount of the tax benefit assumed to be received by it from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Account pursuant to the preceding sentence in respect of the amounts credited to the Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A an aggregate amount that shall exceed the sum of (i) all credits made to the Account pursuant to Sections 3.3 and 3.4 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits








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                                                                             A-8

and charges to the Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.6 shall be determined in accordance with Section
A.5 above.

               A.7 Other Payment Methods. Notwithstanding the foregoing provisions of this Annex A, the Executive may, prior to the commencement of any calendar year elect by written notice to the Company to cause (i) all or any portion of the amounts otherwise to be credited to the Account in such year under Section 3.3 of the Agreement not to be so credited but to be paid to the Executive on the date(s) such credits otherwise would have been made thereunder and/or (ii) all or any portion of the amounts to be credited to the Account under Section 3.3 of the Agreement in such year (after giving effect to clause
(i) above) to be payable from the Account at times different from those provided in Section A.6 above but not earlier than the dates on which such amounts were to be credited to the Account.








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                                                                         ANNEX B

                                CONTRACT OPTIONS

To be granted promptly after the Effective Date:

        Options to purchase not less than 1,300,000 shares of Common Stock, allocated as follows:

               No. of Shares                              Exercise Price
               -------------                              --------------
               650,000                             fair market value*
               325,0000                            125% of fair market value*
               325,0000                            150% of fair market value*

To be granted on or before each of the first four anniversaries of the Effective
Date:

               Options to purchase not less than 300,000 shares of Common Stock, to be awarded at exercise prices no less favorable to the Executive (on a percentage basis) than those most recently granted to the Chief Executive Officer of the Company.

        All Contract Options shall have a term of 10 years from the date of grant and, upon becoming exercisable, shall remain exercisable by the Executive (or his estate or beneficiary) for the full ten-year term thereof; provided, however, that the Contract Options shall (a) terminate immediately if the Executive's employment is terminated for "cause" pursuant to Section 4.1 of the Employment Agreement to which this Annex B is attached or pursuant to any similar provision of any successor employment agreement and (b) terminate one year after the death of the Executive (but not beyond the option term). All Contract Options will become vested and exercisable in installments of one-third on each of the first three anniversaries of the date of grant except that Contract Options granted after termination of the term of employment pursuant to
Section 4.2 will vest in full on the date of grant and will become exercisable in full twelve months thereafter. All Contract Options will become immediately exercisable in full if the Executive's employment terminates by reason of death or Total Disability.

*       In each case, fair market value is determined at date of grant.

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